                                                                     EXHIBIT 2.1

                               ARTICLES OF MERGER

                                    Merging

                        MERIDIAN INDUSTRIAL TRUST, INC.
                    (a corporation of the State of Maryland)
                                      Into
                                 PROLOGIS TRUST
           (a real estate investment trust of the State of Maryland)


     MERIDIAN INDUSTRIAL TRUST, INC., a corporation organized and existing under the laws of the State of Maryland ("Meridian"), and PROLOGIS TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland, which shall be the surviving entity ("ProLogis"), agree that Meridian shall be merged with and into ProLogis. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

     FIRST:         The parties to these Articles of Merger are ProLogis, a real estate investment trust organized and existing under the laws of the State of Maryland, and Meridian, a corporation organized and existing under the laws of the State of Maryland.

     SECOND:        Meridian shall be merged with and into ProLogis in
accordance with the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code") and ProLogis shall survive the merger (the "Surviving Entity"). At the Effective Time (as defined below) of the merger, the separate existence of Meridian shall cease in accordance with the provisions of the Maryland Code. From and after the Effective Time, the Surviving Entity shall continue its existence as a real estate investment trust under the Maryland Code, shall succeed to all of the properties, liabilities and other assets and shall be subject to all of the liabilities and obligations of Meridian without further action by either of the parties hereto, and will continue to be governed by the laws of the State of Maryland, including the Maryland Code. At the Effective Time, the declaration of trust and bylaws of ProLogis in effect immediately prior to the Effective Time shall become the declaration of trust and bylaws of the Surviving Entity. At the Effective Time, the trustees and officers in office immediately prior to the Effective Time shall be the trustees and officers of the Surviving Entity, and such persons shall hold such positions until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the declaration of trust and bylaws of the Surviving Entity.

     THIRD:         The merger shall be effective as soon as practical after the shareholder votes on March 30, 1999 (the "Effective Time").

     FOURTH:        The resident agent and office of ProLogis is The Prentice-
Hall Corporation System, Maryland, located at 11 East Chase Street, Baltimore, Maryland 21202. The principal office of ProLogis is located at 14100 East 35th Place, Aurora, Colorado 80011. The resident agent and office of Meridian is CSC--Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The principal office of Meridian is located at 455 Market Street, 17th Floor, San Francisco, California 94105. Neither Meridian nor ProLogis owns any interest in land in any county in the State of Maryland.

     FIFTH:         The terms and conditions of the transaction set forth in
these Articles of Merger were advised, authorized and approved by each party to these Articles of Merger in the manner and by the vote required by Meridian's articles of incorporation or ProLogis' declaration of trust, as the case may be, and the laws of the State of Maryland.

     SIXTH:         The merger was duly (a) advised by the board of directors of
Meridian by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the stockholders of Meridian and (b) approved by the stockholders of Meridian by the vote required by its articles of incorporation and the Maryland Code.

     SEVENTH:       The merger was duly (a) advised by the board of trustees of
ProLogis by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the shareholders of ProLogis and (b) approved by the shareholders of ProLogis by the vote required by its declaration of trust and the Maryland Code.

     EIGHTH:        The declaration of trust of the Surviving Entity will not be amended as a result of the Merger.

     NINTH:         The total number of shares of beneficial interest of all
classes which ProLogis has authority to issue is two hundred thirty million (230,000,000) shares of beneficial interest, of the par value of one cent ($0.01) each, all such shares having an aggregate par value of two million three hundred thousand dollars ($2,300,000). Of such shares of beneficial interest, five million four hundred thousand (5,400,000) shares have been classified as Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, eight million fifty thousand (8,050,000) shares have been classified as Series B Cumulative Convertible Preferred Shares of Beneficial Interest, two million (2,000,000) shares have been classified as Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, ten million (10,000,000) shares have been classified as Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, two million (2,000,000) shares have been classified as Series E Cumulative Redeemable Preferred Shares of Beneficial Interest ("ProLogis New Preferred Shares") and two million three hundred thousand (2,300,000) shares have been classified as Series A Junior Participating Preferred Shares of Beneficial Interest.

     Meridian has the authority to issue two hundred million (200,000,000) shares of the par value of one one-thousandth of a dollar ($0.001) each, all such shares having an aggregate par value of two hundred thousand dollars ($200,000), of which twenty-five million (25,000,000) shares are authorized to be shares of preferred stock. Of the twenty-five million shares of preferred stock, two million two hundred seventy-two thousand seven hundred seventy-two shares (2,272,772) have been classified as Series B Convertible Preferred Stock, two million (2,000,000) have been classified as Series D Cumulative Redeemable Preferred Stock and one hundred fifty thousand (150,000) shares have been classified as Series C Junior Participating Preferred Stock.

     TENTH:         As of the Effective Time, by virtue of the Merger and
without any action on the part of ProLogis, Meridian, or any holder of any of the following securities:

          (a) Cancellation of Meridian Subsidiary-Owned and ProLogis-Owned Meridian Capital Stock. Each share of the common stock, $0.001 par value per share, of Meridian ("Meridian Common Stock"), together with the rights (the "Meridian Rights") attached thereto to purchase Series C Junior Participating Preferred Stock of Meridian (the "Meridian Junior Preferred Stock") issued pursuant to the Rights Agreement, dated as of March 12, 1998, between Meridian and First Chicago Trust Company of New York, as Rights Agent (as it may be amended), that is owned by Meridian or any subsidiary of Meridian, and each share of Meridian Common Stock (with the associated Meridian Rights) that is owned by ProLogis or any subsidiary of ProLogis shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Series D Cumulative Redeemable Preferred Stock of Meridian ("Meridian Series D Preferred Stock") that is owned by Meridian or any subsidiary of Meridian, and each share of Meridian Series D Preferred Stock that is owned by ProLogis or any subsidiary of ProLogis shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

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

          (b) Conversion of Meridian Common Stock. Subject to Article ELEVENTH, each issued and outstanding share of Meridian Common Stock (with the associated Meridian Rights), other than shares canceled pursuant to paragraph
(a) of this Article, shall be converted into the right to receive (1) one and one-tenth (1.10) (the "Conversion Number") of a validly issued, fully paid, and nonassessable common share of beneficial interest, $0.01 par value per share, of ProLogis ("ProLogis Common Shares"), together with the rights (the "ProLogis Rights") attached thereto to purchase Series A Junior Participating Preferred Shares of Beneficial Interest of ProLogis issued pursuant to the Rights Agreement, dated as of December 31, 1993 between ProLogis and State Street Bank and Trust Company, as Rights Agent (as amended), and (2) $2.00 (the "Cash Consideration"). The consideration to be issued to the holders of Meridian Common Stock is referred to herein as the "Merger Consideration."

          (c) Conversion of Meridian Series D Preferred Stock. Subject to Article ELEVENTH, each issued and outstanding share of Meridian Series D Preferred Stock, other than shares canceled pursuant to paragraph (a) of this Article, shall be converted into the right to receive one validly issued, fully paid, and nonassessable ProLogis New Preferred Share.

          (d) Cancellation and Retirement of Meridian Capital Stock. All shares of Meridian Common Stock (with the associated Meridian Rights and any shares of Meridian Junior Preferred Stock issuable upon exercise thereof) converted into the right to receive the Merger Consideration pursuant to paragraph (b) of this Article shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or other right representing any such shares of Meridian Common Stock (with the associated Meridian Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with paragraph (b) of this Article, and any cash in lieu of fractional ProLogis Common Shares pursuant to paragraph (e) of Article ELEVENTH, upon surrender of such certificate or other right in accordance with Article ELEVENTH. As of the Effective Time, all shares of Meridian Series D Preferred Stock converted into the right to receive ProLogis New Preferred Shares pursuant to paragraph (c) of this Article shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or other right representing any such shares of Meridian Series D Preferred Stock shall cease to have any rights with respect thereto, except the right to receive ProLogis New Preferred Shares in accordance with paragraph
(c) of this Article upon surrender of such certificate or other right in accordance with Article ELEVENTH.

          (e) Conversion of Meridian Stock Options. At the Effective Time, each option granted by Meridian to purchase shares of Meridian Common Stock (a "Meridian Stock Option") shall become, notwithstanding anything in the Meridian Second Amended and Restated Employee and Director Incentive Stock Plan (the "Meridian Stock Plan") or any agreement governing Meridian Stock Options to the contrary, fully exercisable and vested as of the Effective Time and shall remain outstanding and be assumed by the Surviving Entity. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Meridian Stock Option, a number of ProLogis Common Shares equal to the number of shares of Meridian Common Stock purchasable pursuant to such Meridian Stock Option, multiplied by the Conversion Number (plus the amount of Cash Consideration, if any, payable with respect to the number of shares of Meridian Common Stock issuable pursuant to such Meridian Stock Option immediately prior to the Effective Time), at a price per share equal to the per-share exercise price for the shares of Meridian Common Stock purchasable pursuant to such Meridian Stock Option divided by the Conversion Number; provided, however, that in the case of any option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that, unless otherwise provided in the applicable Meridian Stock Plan or Meridian Stock Option, the number of ProLogis Common Shares that may be purchased upon exercise of such Meridian Stock Option shall not include any fractional share and, upon exercise of such Meridian Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a ProLogis Common Share on the Exchange on the trading day immediately preceding the date of exercise. Notwithstanding the terms of any Meridian Stock Option or the Meridian Stock Plan, each Meridian Stock Option shall be exercisable, and shall not expire or otherwise terminate, until the earlier to occur of (i) the fifth anniversary of the closing of the merger and (ii) the date on which such Meridian Stock Option would otherwise expire

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if it were to remain outstanding for the longest period of time permitted by the agreement governing such Meridian Stock Option without regard to any termination of employment provisions therein.

     ELEVENTH:

          (a) Exchange Agent. As of the Effective Time, ProLogis shall deposit with a bank or trust company designated by ProLogis and reasonably acceptable to Meridian (the "Exchange Agent"), for the benefit of the holders of shares of Meridian Common Stock and Meridian Series D Preferred Stock, as applicable, for exchange in accordance with this Article ELEVENTH, through the Exchange Agent, cash in an amount sufficient to pay the aggregate Cash Consideration, if any, and certificates representing the ProLogis Common Shares and ProLogis New Preferred Shares (such cash and such ProLogis Common Shares and ProLogis New Preferred Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Article TENTH in exchange for outstanding shares of Meridian Common Stock and Meridian Series D Preferred Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Cash Consideration, if any, the ProLogis Common Shares and ProLogis New Preferred Shares contemplated to be paid and issued pursuant to Article TENTH out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. (i) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Meridian Common Stock or Meridian Series D Preferred Stock (each, a "Certificate"), which holder's shares of Meridian Common Stock or Meridian Series D Preferred Stock were converted into the right to receive the amount of Cash Consideration, if any, and the number of whole ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be, in accordance with Article TENTH: a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify; and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and any other documents reasonably required by the Surviving Entity or the Exchange Agent, (A) the holder of a Certificate formerly representing shares of (1) Meridian Common Stock shall be entitled to receive in exchange therefor the amount of Cash Consideration, a certificate representing that number of whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH, or (2) Meridian Series D Preferred Stock shall be entitled to receive a certificate representing that number of ProLogis New Preferred Shares, which such holder has the right to receive pursuant to the provisions of Article TENTH, and any unpaid dividends and distributions that such holder has the right to receive in accordance with this Article ELEVENTH; and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Meridian Common Stock or Meridian Series D Preferred Stock, which is not registered in the transfer records of Meridian, the appropriate amount of Cash Consideration, if any, and a certificate representing the appropriate number of whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be, may be paid and issued to a transferee if the Certificate representing such Meridian Common Stock or Meridian Series D Preferred Stock is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Article ELEVENTH, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate amount of Cash Consideration, in the case of a certificate representing Meridian Common Stock, the certificate representing whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be, and any unpaid dividends and distributions that such holder has the right to receive in accordance with this Article ELEVENTH. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be, held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

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          (ii)  As soon as reasonably practicable after the Effective Time, the
Exchange Agent shall mail to each holder of record of uncertificated shares of Meridian Common Stock or Meridian Series D Preferred Stock, which holder's shares of Meridian Common Stock or Meridian Series D Preferred Stock were converted into the right to receive the amount of Cash Consideration, the number of whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be, set forth in Article TENTH, if requested by ProLogis: (i) a Letter of Transmittal which shall specify that delivery of any initial transaction statement shall be effected and risk of loss and title to the shares represented thereby shall pass only upon delivery of the Letter of Transmittal to the Exchange Agent, and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify; and (ii) instructions for completing such Letter of Transmittal to effect the exchange of such uncertificated shares of Meridian Common Stock or Meridian Series D Preferred Stock into uncertificated whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be.
Upon valid delivery of a Letter of Transmittal to the Exchange Agent, together with any other documents reasonably required by the Surviving Entity or the Exchange Agent, or if no Letter of Transmittal is requested by ProLogis, at the Effective Time, (A) the holder of uncertificated shares of (1) Meridian Common Stock shall be entitled to receive in exchange therefor the amount of Cash Consideration, and an initial transaction statement representing that number of whole ProLogis Common Shares, the amount of cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH, or
(2) Meridian Series D Preferred Stock shall be entitled to receive an initial transaction statement representing that number of ProLogis New Preferred Shares, which such holder has the right to receive in accordance with Article TENTH, and any unpaid dividends and distributions that such holder has the right to receive in accordance with this Article ELEVENTH; and (B) the transaction statement on the books and records of Meridian shall forthwith be canceled. Until exchanged as contemplated by this Article ELEVENTH, each uncertificated share of Meridian Common Stock and Meridian Series D Preferred Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such exchange the appropriate amount of Cash Consideration, in the case of uncertificated shares of Meridian Common Stock, and an initial transaction statement representing uncertificated whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be, and any unpaid dividends and distributions that such holder has the right to receive in accordance with this Article ELEVENTH. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be, held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be, declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or any unexchanged uncertificated share with respect to the right to receive shares of ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be, represented thereby until the holder of such Certificate or uncertificated share shall surrender such Certificate or rights in respect of such uncertificated share. Subject to the effect of applicable laws, following surrender of any such Certificate or exchange of any such uncertificated share, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such ProLogis Common Shares or ProLogis New Preferred Shares, as the case may be.

          (d) No Further Ownership Rights. Any Cash Consideration and all shares of whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be, issued upon the surrender for exchange of shares of Meridian Common Stock and Meridian Series D Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Meridian Common Stock and Meridian Series D Preferred Stock, subject, however, to the Surviving Entity's obligation to pay any dividends or make any other

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distributions with a record date prior to the Effective Time that may have been declared or made by Meridian on such shares of Meridian Common Stock and Meridian Series D Preferred Stock and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Meridian Common Stock or Meridian Series D Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or rights in respect of uncertificated shares of Meridian Common Stock or Meridian Series D Preferred Stock are presented to the Surviving Entity for any reason, they shall be canceled and exchanged in accordance with Article TENTH.

          (e) No Fractional ProLogis Common Shares or ProLogis New Preferred Shares.

               (i) No certificates or scrip representing fractional ProLogis Common Shares or ProLogis New Preferred Shares shall be issued upon the surrender for exchange of certificates representing shares of Meridian Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of ProLogis. Notwithstanding any other provision of these Articles of Merger, each holder of shares of Meridian Common Stock exchanged pursuant to the Merger who would have otherwise been entitled to receive a fraction of a ProLogis Common Shares (after taking into account all shares of Meridian Common Stock held of record by such holder at the Effective
Time) shall receive, in lieu of such fraction of a share, cash in an amount determined and paid as stated in paragraphs (e)(ii)-(v) of this Article ELEVENTH.

               (ii) As promptly as practicable after the Effective Time, the Exchange Agent shall determine the excess (such excess being referred to as the "Excess Shares") of (A) the aggregate number of whole ProLogis Common Shares issuable pursuant to paragraph (b) of this Article ELEVENTH over (B) the aggregate number of whole ProLogis Common Shares to be distributed to former holders of Meridian Common Stock pursuant to paragraph (b) of this Article ELEVENTH after taking into account the payment of cash in lieu of fractional ProLogis Common Shares (on the premise that the entitlement of each holder of shares of Meridian Common Stock to receive cash in lieu of a fractional ProLogis Common Shares shall be calculated taking into account all shares of Meridian Common Stock held of record at the Effective Time by such holder). Following the Effective Time, the Exchange Agent shall, on behalf of the former holders of Meridian Common Stock, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange ("NYSE") in the manner provided in paragraph (e)(iii) of this Article ELEVENTH.

               (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of the certificates formerly representing Meridian Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). ProLogis shall pay all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Meridian Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Meridian Common Stock is entitled (after taking into account all shares of Meridian Common Stock held of record at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interest to which all former holders of Meridian Common Stock are entitled.

               (iv)   Notwithstanding the provisions of paragraphs (e)(ii) and
(iii) of this Article ELEVENTH, ProLogis may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Meridian Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Meridian Common Stock held of record at the Effective Time by such holder) would otherwise be entitled by (B) the average trading price of ProLogis Common Shares (determined by selecting the average of the daily high and low trading prices for the ProLogis Common Shares from 15 randomly selected trading days selected from the 30 trading days, up to and including, the fifth trading day prior to the Closing

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

Date), and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this paragraph (e)(iv).

               (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of certificates formerly representing Meridian Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders subject to and in accordance with the terms of paragraph (b) of this Article ELEVENTH.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund made available to the Exchange Agent that remains undistributed to the former stockholders of Meridian on the first anniversary of the Effective Time shall be delivered to the Surviving Entity, upon demand, and any stockholders of Meridian who have not theretofore received any applicable Cash Consideration, ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be, and any other dividends or distributions to which they are entitled under this Article ELEVENTH shall thereafter look only to the Surviving Entity for payment of their claims with respect thereto and only as general creditors thereof.

          (g) No Liability. Neither the Surviving Entity nor Meridian shall be liable to any holder of shares of Meridian Common Stock or Meridian Series D Preferred Stock, as the case may be, for any part of the Merger Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity, shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

          (h) Lost, Stolen, or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the certificate representing the appropriate amount of Cash Consideration payable in respect of shares of Meridian Common Stock and that number of whole ProLogis Common Shares and cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH or ProLogis New Preferred Shares, as the case may be, that such holder has the right to receive in accordance with the provisions of Article TENTH and any unpaid dividends and distributions that such holder has the right to receive in accordance with this Article ELEVENTH.

          (i) Withholding of Tax. The Surviving Entity shall be entitled to deduct and withhold from the Merger Consideration, cash in lieu of fractional ProLogis Common Shares, if any, pursuant to paragraph (e) of this Article ELEVENTH, any dividends or distributions otherwise payable to any holder of a Certificate or holder of uncertified shares of Meridian Common Stock or Meridian Series D Preferred Stock, such amount as the Surviving Entity (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under federal, state, local or foreign tax law.
To the extent that amounts are so withheld by the Surviving Entity, such withheld amounts shall be treated for all purposes as having been paid to the former holder of a Certificate or holder of uncertificated shares of Meridian Common Stock or Meridian Series D Preferred stock or other stockholders of Meridian in respect of which such deduction and withholding was made by the Surviving Entity.

     TWELFTH: The parties hereto intend that the execution of these Articles of Merger constitute the adoption of a "plan of reorganization" within the meaning of Treasury Regulations (S) 1.368-1(c).

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

     IN WITNESS WHEREOF, MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation, and PROLOGIS TRUST, a Maryland real estate investment trust, the entities parties to the merger, have caused these Articles of Merger to be signed in their respective names and on their behalf and witnessed or attested all as of the 30th day of March, 1999. Each of the individuals signing these Articles of Merger on behalf of MERIDIAN INDUSTRIAL TRUST, INC. or PROLOGIS TRUST acknowledges these Articles of Merger to be the act of such respective entity and, as to all other matters or facts required to be verified under oath, that to the best of his or her knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties of perjury.



                                        MERIDIAN INDUSTRIAL TRUST, INC.
                                             a Maryland corporation


                                        By: /s/ Allen J. Anderson         (SEAL)
                                            ------------------------------
                                                  Allen J. Anderson, Chairman
                                                  and Chief Executive Officer


Attest:

/s/ Robert A. Dobbin
----------------------------------
Robert A. Dobbin, Secretary


                                        PROLOGIS TRUST, a Maryland real estate
                                          investment trust


                                        By: /s/ K. Dane Brooksher         (SEAL)
                                            ------------------------------
                                                  K. Dane Brooksher, Chairman
                                                  and Chief Executive Officer

Attest:

/s/ Edward S. Nekritz
----------------------------------
Edward S. Nekritz, Secretary





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